UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
May 18, 2011
Date of Report (date of earliest event reported)
COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4000 Meridian Boulevard
Franklin, Tennessee 37067
(Address of principal executive offices)
Registrant’s telephone number, including area code: (615) 465-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Community Health Systems, Inc. (the “Company”) is updating its legal proceedings disclosures as follows:
Tenet Healthcare Corporation v. Community Health Systems, Inc. — Update
In response to the Company’s and the other defendants’ motion to dismiss (filed on April 19, 2011), on May 16, 2011, Tenet Healthcare Corporation (“Tenet”) filed an amended complaint in the U.S. District Court for the Northern District fo Texas (Dallas Division). The amended complaint expands on the unverified facts set out in its prior complaint (filed April 11, 2011) and continues to assert that a mathematical difference between our observation visit rate and/or inpatient admission rate and industry averages is, in and of itself, fraudulent. The refiled suit seeks an award of costs and disbursements that Tenet purportedly incurred in analyzing alleged false and/or misleading disclosures in the Company’s proxy solicitations and related statements. The suit arises out of the now withdrawn offers to acquire the common stock of Tenet and notification of an intention to nominate directors at Tenet’s annual meeting of stockholders. We believe the allegations are without merit and will vigorously defend this suit.
Securities and Exchange Commission Subpoena
On May 13, 2011, we received a subpoena from the Securities and Exchange Commission (the “SEC”), requesting documents related to or requested in connection with the various inquiries, lawsuits, and investigations regarding, generally, emergency room admissions or observation practices at our hospitals. The subpoena also requests documents relied upon by the Company in responding to the Tenet litigation, as well as other communications about the Tenet litigation. As with all government investigations, we will cooperate fully with the SEC.
Shareholder Litigation
Although we have not yet been served in either case, we are aware that two lawsuits have been filed, both in U.S. District Court for the Middle District of Tennessee. Norfolk County Retirement System v. Community Health Systems, Inc., Wayne T. Smith, and W. Larry Cash was filed on May 9, 2011. De Zheng v. Community Health Systems, Inc., Wayne T. Smith, and W. Larry Cash was filed on May 12, 2011. Both suits seek class certification on behalf of purchasers of our common stock between July 27, 2006 and April 11, 2011 and allege that misleading statements resulted in artificially inflated prices for our common stock. We believe these suits are without merit and will vigorously defend them.
Laredo, Texas OIG Investigation — Update
On May 16, 2011, we received a subpoena dated May 10, 2011 from the Houston office of the U.S. Department of Health and Human Services, Office of the Inspector General (“OIG”). The subpoena requests a total of 71 patient medical records from our hospital in Shelbyville, Tennessee and directs that the records be returned to the Assistant U.S. Attorney handling the OIG investigation of our hospital in Laredo, Texas. We are unaware of any connection between these two facilities other than they are both affiliated with us. We will cooperate fully with the Department of Justice and the Office of the Inspector General in this investigation.
There can be no assurance as to the outcome of any of the foregoing matters.
The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2011	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)